(e)(9)
FORM OF AMENDED AND RESTATED SCHEDULE A
TO THE DISTRIBUTION AGREEMENT BETWEEN NORTHERN FUNDS AND
NORTHERN FUNDS DISTRIBUTORS, LLC DATED DECEMBER 31, 2000
Intending to be legally bound, the undersigned hereby amend and restate Schedule A to the aforesaid Agreement to include the following investment portfolios as of                      ___, 2007:

Money Market Fund	Small Cap Index Fund
U.S. Government Money Market Fund	Mid Cap Growth Fund
Municipal Money Market Fund	High Yield Municipal Fund
U.S. Government Select Money Market Fund	High Yield Fixed Income Fund
California Municipal Money Market Fund	Global Fixed Income Fund
U.S. Government Fund	Small Cap Growth Fund
Fixed Income Fund	Large Cap Value Fund
Intermediate Tax-Exempt Fund	International Growth Equity Fund
Tax-Exempt Fund	International Equity Index Fund
Income Equity Fund	Mid Cap Index Fund
Growth Equity Fund	Enhanced Large Cap Fund
Select Equity Fund	Emerging Markets Equity Fund
Small Cap Value Fund	Multi-Manager Mid Cap Fund
Technology Fund	Multi-Manager Small Cap Fund
Stock Index Fund	Multi-Manager International Equity Fund
Short-Intermediate U.S. Government Fund	Global Real Estate Index Fund
California Intermediate Tax-Exempt Fund	Bond Index Fund
Arizona Tax-Exempt Fund	Multi-Manager Large Cap Fund
California Tax-Exempt Fund	Short-Intermediate Tax-Exempt Fund
Socially Responsible Global Index Fund
All signatures need not appear on the same copy of this Amended and Restated Schedule A.

NORTHERN FUNDS	NORTHERN FUNDS
DISTRIBUTORS, LLC

By:	By:

Title:	Title: